                                                               EXHIBIT NO. 10.46

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT ("AGREEMENT") is entered into this 23 day of October, 1998, by and between TECHNICLONE CORPORATION, a Delaware corporation ("COMPANY"), and BIOTECHNOLOGY DEVELOPMENT, LTD., a Nevada limited partnership ("OWNER").

                                 R E C I T A L S
                                 - - - - - - - -

         A. Company and Owner entered into a Distribution Agreement dated February 29, 1996 ("DISTRIBUTION AGREEMENT") whereby Owner purchased the distribution rights for the Product in the Territory (as those terms are defined in the Distribution Agreement) the ("DISTRIBUTION RIGHTS").

         B. Owner purchased the Distribution Rights for $3,000,000 together with an agreement to pay Company the greater of 23% of the Net Selling Price of the Product or $900 per Dose (as those terms are defined in the Distribution Agreement).

         C. In the negotiations between the Company and Owner for the Distribution Rights, Owner agreed that the Company would have a thirty (30) month option to purchase the Distribution Rights from Owner (the "ORIGINAL OPTION").

         D. Owner is willing to grant Company an extension and modification of such Original Option rights for the consideration set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby represent, warrant, covenant and agree as follows:


                                    ARTICLE 1
                                 TERMS OF OPTION
                                 ---------------

         1.1 GRANT OF OPTION. Owner hereby grants to Company and Company hereby accepts an option (the "OPTION") to purchase the Distribution Rights granted under the Distribution Agreement for the Option Term as set forth in SECTION 1.2 under the terms and conditions provided herein.

         1.2 TERM. The term of the option granted herein shall commence on the execution date of this Agreement and below, shall expire at 5:00 p.m. on December 1, 1998 (the "OPTION TERM"). The Option may be extended at the sole election of the Company for up to three (3) additional periods as set forth in
SECTION 1.4 (each deemed an extension of the "OPTION TERM") upon the timely payment to Company of the amounts required pursuant to SECTION 1.4. If the last day of any Option Term should be a non-business day (weekend or holiday), the Option Term shall automatically be extended until 5:00 p.m. on the next business day.

         1.3 EXERCISE OF OPTION. If the Company elects to exercise the Option granted herein, the Company shall deliver to Owner (a) a written notice of such exercise on or before the tenth (10th) day preceding the expiration of the Option Term ("OPTION NOTICE"), and (b) on or before the expiration of the Option Term, the exercise price set forth on EXHIBIT A to this Agreement and by this reference incorporated herein.


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


         1.4      OPTION CONSIDERATION.

                  (a) As consideration for the grant of the Option and any extension of the Option Term, the Company shall pay Owner the following:

                            (i) on the execution date of this Agreement, $93,750
                  as consideration for the Option with an Option Term running until December 1, 1998;

                           (ii) on or before December 1, 1998, $112,500 as
                  consideration to extend the Option Term from December 1, 1998 until March 1, 1999;

                           (iii) on or before March 1, 1999, $112,500 as
                  consideration to extend the Option Term from March 1, 1999 until June 1, 1999; and

                           (iv) on or before June 1, 1999, $112,500 as
                  consideration to extend the Option Term from June 1, 1999 until August 30, 1999.

                  (b) In the event that the Company shall elect not to pay any amount due under this SECTION 1.4 on or before its due date, the Option provided herein shall terminate as of 5:00 p.m. Pacific Time on the tenth day following written notice received by the Company from Owner of Company's failure to make such payment by its due date, provided that such payment shall remain unpaid at the end of such ten day period, and the Company shall have no further right to purchase the Distribution Rights hereunder.

                  (c) Upon execution of this Agreement, Company shall grant to Owner a three year option to purchase up to 125,000 shares of Company's common stock at an exercise price of $3 per share under the terms of that certain Stock Option Agreement attached hereto as EXHIBIT B.

         1.5 FAILURE TO EXERCISE OPTION. If this Option is not exercised by Company prior to the expiration of the Option Term (as may be extended from time to time pursuant to Section 1.4), then:

                  (a) this Option shall terminate and Company shall have no further right to purchase the Distribution Rights;

                  (b) Owner may elect to market and distribute the Product in the Territory; and

                  (c) If Owner requests access to Company's U.S. clinical data, then Owner shall pay to Company a five percent (5%) royalty on all future Product gross sales in the Territory and a nonrefundable cash payment on One Million Dollars ($1,000,000) on the date such clinical trial data is provided to Owner. Owner shall have the right to audit the Company's U.S. clinical data to which it seeks access, under a covenant of confidentiality, prior to such clinical data being provided to Owner. If Owner enters into a Subdistribution arrangement (as described in Section 3.4 of the Distribution Agreement, then Company agrees that its fifty percent (50%) share of any Subdistribution fees will be reduced by $1,000,000 if Owner has requested access to the Company's U.S. clinical data and previously paid the $1,000,000 to Company as set forth in this SECTION 1.5(c).


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


                                    ARTICLE 2
                               GENERAL PROVISIONS
                               ------------------

         2.1 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are for purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Agreement.

         2.2 NOTICES. Any notice, demand, approval, consent or other communication required or desires to be given under this Agreement shall be in writing and shall be either personally served or mailed in the United States mail, certified, return receipt requested, potage prepaid, addressed to the party to be served with the copies indicated below, as the last address given by that party to the other under the provisions of this section. All such communications shall be deemed delivered at the earlier of actual receipt or five (5) business days following mailing as aforesaid.

         Owner:                     Biotechnology Development, Ltd.
                                    c/o Tom Hartley
                                    222 South Rainbow, Suite 218
                                    Las Vegas, Nevada 89128
                                    Attention:  Edward Legere

         Techniclone:               Techniclone Corporation
                                    14282 Franklin Avenue
                                    Tustin, California 92680
                                    Attention:  Chief Executive Officer

         2.3 BINDING EFFECT. All the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

         2.4 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any prior understanding, agreement or statement, written or oral, with respect to the same. No provision of the Agreement shall be construed to confer any rights or remedies on any person other than parties hereto.

         2.5 CALIFORNIA LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

         2.6 TIME OF THE ESSENCE. Time is of the essence in the performance of each and every provision of this Agreement.

         2.7 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         2.8 ASSIGNMENT. This Agreement shall not be assignable by either party without the consent of the other.

         2.9 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         2.10 MODIFICATION. This Agreement shall not be modified except by a writing signed on behalf of each of the parties hereto.

         2.11 SEVERABILITY. If any term, provision, covenant or condition of this Agreement is found by a court of competent jurisdiction to be invalid, void or unenforceable, then such term, provision, covenant or condition shall be deemed to be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated thereby.

         2.12 COUNTERPARTS. This Agreement may be executed in several counterparts and such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Option Agreement is executed by the parties hereto on the date first above written.

                                    BIOTECHNOLOGY DEVELOPMENT, LTD.

                                    By: BUEN HERMANOS, INC.,
                                        its General Partner


                                    By: /s/  Edward Legere
                                    --------------------------------------------
                                    Edward Legere, President


                                    TECHNICLONE CORPORATION


                                    By: /s/ Larry O. Bymaster
                                    --------------------------------------------
                                    Larry O. Bymaster, Chief Executive Officer

                                    EXHIBIT A
                                       TO
                                OPTION AGREEMENT


         If Company exercises its Option to purchase the Distribution Rights from Owner it shall: (i) pay Owner Four Million Five Hundred Thousand Dollars ($4,500,000); (ii) grant to Owner a five year option to purchase up to 1,000,000 shares of Company's common stock at an exercise price of $5 per share pursuant to the terms of that certain Stock Option Agreement attached hereto as EXHIBIT C; and (iii) pay to Owner a five percent (5%) royalty on the gross revenue of LYM-1 product in the Territory.

                                    EXHIBIT B
                                       TO
                                OPTION AGREEMENT


NEITHER THIS OPTION NOR THE UNDERLYING SHARES OF COMMON STOCK (THE "UNDERLYING STOCK") HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS OPTION NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AS TO FORM AND SUBSTANCE, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



Number: BTD-02                 Option to Purchase 125,000 shares of Common Stock



                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                            TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION

                           VOID AFTER OCTOBER 22, 2001



         This certifies that Biotechnology Development, Ltd., a Nevada limited partnership, or registered assigns ("HOLDER"), is entitled, subject to the terms set forth below, to purchase from Techniclone Corporation, a Delaware corporation (the "COMPANY"), One Hundred Twenty Five Thousand (125,000) (the "OPTION NUMBER"), fully paid and nonassessable shares of the Company's Common Stock as constituted on October 23, 1998 (the "ISSUE DATE") at Three Dollars ($3.00) per share (the "EXERCISE PRICE"). The Exercise Price and number and character of such shares of Common Stock are subject to adjustment as provided below. The term "COMMON STOCK" shall mean, unless the context otherwise requires, the Company's Common Stock. The term "OPTIONS" as used herein shall include this Option and any Options delivered in substitution or exchange therefor as provided herein.

1.     EXERCISE.

          Holder may exercise this Option in whole at any time or in part from time to time, on any business day, prior to the time this Option terminates as provided in SECTION 4 below, by delivery at the principal office of the Company, 14282 Franklin Avenue, Tustin, California 92780, of the following:

      (a)  this Option,

       (b) the Subscription Form attached to this Option duly executed and specifying the number of share of Common Stock to be purchased hereunder, and

       (c) payment of the sum (the "PURCHASE PRICE") obtained by multiplying (i) the number of shares of Common Stock to be purchased by (ii) the Exercise Price.

       The Purchase Price shall be paid in cash or by certified or official bank check, payable to the order of the Company.

       This Option may be exercised for less than the full number of shares of Common Stock at the time called for hereby. Upon such partial exercise, this Option shall be surrendered, and a new Option of the same tenor and for purchase of the number of shares not purchased upon such exercise shall be issued by the Company to Holder.

       A Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current market value of one full share.


2.     ADJUSTMENTS.

       (a) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock pursuant to a stock split or similar event, the Exercise Price of this Option shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares in a reverse stock split or similar event, the Exercise Price of this Option shall be proportionately increased. Upon the adjustment of the Exercise Price pursuant to the foregoing provisions, the number of shares of Common Stock issuable upon the exercise of this Option shall be adjusted to the nearest full share by multiplying the number of shares of Common Stock issuable upon exercise of this Option by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment. Any adjustment under this subsection (a) shall be effective at the close of business on the date the subdivision or combination becomes effective.

       (b) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock subject to this Option shall be increased and the Exercise Price then in effect shall be decreased as of the date of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

               (i) multiplying the Exercise Price then in effect by a fraction
           (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

               (ii) multiplying the number of shares of Common Stock subject to this Option by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

       If, however, such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock subject to this Option and the Exercise Price thereof shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividends or distributions.

       (c) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time after the Issue Date any Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this SECTION 2), then and in any such event each Holder shall thereafter have the right to receive upon exercise hereof the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock which Holder could have received upon the exercise of this Option immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

       (d) REORGANIZATION, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Issue Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this SECTION 2) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then Holder shall be entitled to receive upon the exercise of the Option, in lieu of the Common Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation, resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation or sale, provided that this Option is exercised simultaneously with the capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this SECTION 2) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person.

       (e) NOTICE OF RECORD DATE. In case:

           (i) the Company shall make a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Options) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

           (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

           (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Option at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which Holder of this Option (or such stock or securities at the time receivable upon the exercise of the Options) shall be entitled to exchange this Option for shares of Common Stock (or such other stock or securities at the time receivable upon the exercise of the Options).


3.     LOSS OR MUTILATION.

       Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of this Option by Holder and of the loss, theft, destruction or mutilation of any Option and, in the case of loss, theft, or destruction, of indemnity satisfactory to it (in the exercise of reasonable discretion), and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Option of like tenor.


4.     TERM OF OPTION.

       The Option shall terminate on October 22, 2001 at 11:59 p.m. California time.

5.     RESERVATION OF COMMON STOCK.

       The Company shall at all times reserve and keep available for issuance upon the exercise of Options such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Options.


6.     RESTRICTION ON TRANSFER.

       This Option shall be immediately transferable to Crescent Mortgage Corporation, located at 610 West Rio Road, Charlottesville, Virginia 22901. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of Holder's rights under this Agreement to terminate.

7.     SECURITIES LAWS REPRESENTATIONS.

       In accepting this Option, Holder hereby represents and warrants to the Company that it is acquiring the Options for investment purposes only, for its own account, and not as nominee or agent for any other person and not with the view to, or for resale in connection with, any distribution thereof or the underlying Common Stock within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Holder further represents that (i) it has a preexisting personal or business relationship with the Company and/or its officers and directors and that (ii) Holder is an "accredited investor" as that term is defined in the regulations promulgated under the Securities Act.


8.     NOTICES.

       All notices and other communications from the Company to Holder shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Option who shall have furnished an address to the Company in writing.


9.     CHANGE; WAIVER.

       Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, which, in the case of the Company, shall be the President or other executive officer duly authorized to execute such change, waiver, discharge, or termination.


10.    HEADINGS.

       The headings in this Option are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.


11.    LAW GOVERNING AND VENUE.

       This Option is delivered in California and shall be construed and enforced in accordance with and governed by the laws of such State, without giving effect to principles of conflict of laws and that any dispute concerning any matter contained herein or relating hereto shall be heard in the Federal and State of California courts located in Orange County, California.


12.    ATTORNEYS' FEES.

       In the event of any dispute, claim or controversy concerning this Option, the prevailing party shall be entitled to recover all costs and expenses, including without limitation, all attorneys' fees and costs, from the nonprevailing party hereto.

Dated: October 23, 1998

Company:
                                      TECHNICLONE CORPORATION

                                      By:/s/ Larry O. Bymaster
                                         ---------------------------------------
                                      Title: President & Chief Executive Officer


Holder:                               BIOTECHNOLOGY DEVELOPMENT, LTD.

                                           By:_____________________________

                                           Title:__________________________


                                           Address:
                                           ________________________________
                                           ________________________________

                                    EXHIBIT C
                                       TO
                                OPTION AGREEMENT


(1,000,000 Share Stock Option Agreement - to be agreed upon and attached hereto)





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